===============================================================================





                           REVOLVING CREDIT AGREEMENT

                                  DATED AS OF

                                 MARCH 17, 1997

                                     AMONG

                                NRG ENERGY, INC.

                            THE BANKS PARTY HERETO,

                                      AND

                               ABN AMRO BANK N.V.
                                    As Agent





===============================================================================

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SECTION 1.  DEFINITIONS; INTERPRETATION....................................  1
     Section 1.1.   Definitions............................................  1
     Section 1.2.   Interpretation......................................... 11

SECTION 2.  THE REVOLVING CREDIT........................................... 12
     Section 2.1.   The Loan Commitment.................................... 12
     Section 2.2.   Letters of Credit...................................... 13
     Section 2.3.   Applicable Interest Rates.............................. 17
     Section 2.4.   Minimum Borrowing Amounts.............................. 19
     Section 2.5.   Manner of Borrowing Loans and Designating
                    Interest Rates Applicable to Loans..................... 20
     Section 2.6.   Interest Periods....................................... 22
     Section 2.7.   Maturity of Loans...................................... 23
     Section 2.8.   Prepayments............................................ 23
     Section 2.9.   Default Rate........................................... 24
     Section 2.10.  The Notes.............................................. 25
     Section 2.11.  Funding Indemnity...................................... 25
     Section 2.12.  Commitment Terminations................................ 26

SECTION 3.  FEES AND EXTENSIONS............................................ 27
     Section 3.1.   Fees................................................... 27
     Section 3.2.   Extension of Termination Date.......................... 28

SECTION 4.  PLACE AND APPLICATION OF PAYMENTS.............................. 28
     Section 4.1.   Place and Application of Payments...................... 28

SECTION 5.  REPRESENTATIONS AND WARRANTIES................................. 29
     Section 5.1.   Corporate Organization and Authority................... 29
     Section 5.2.   Subsidiaries........................................... 29
     Section 5.3.   Corporate Authority and Validity of Obligations........ 30
     Section 5.4.   Financial Statements................................... 30
     Section 5.5.   No Litigation; No Labor Controversies.................. 30
     Section 5.6.   Taxes.................................................. 31
     Section 5.7.   Approvals.............................................. 31
     Section 5.8.   Validity of Notes...................................... 31
     Section 5.9.   ERISA.................................................. 32
     Section 5.10.  Government Regulation.................................. 32
     Section 5.11.  Margin Stock; Use of Proceeds.......................... 32
     Section 5.12.  Licenses and Authorizations; Compliance Laws........... 32

                                                                           PAGE
                                                                           ----

     Section 5.13.  Ownership of Property; Liens........................... 33
     Section 5.14.  No Burdensome Restrictions; Compliance
                    with Agreements........................................ 33
     Section 5.15.  Full Disclosure........................................ 33

SECTION 6.  CONDITIONS PRECEDENT........................................... 33
     Section 6.1.   Initial Credit Event................................... 34
     Section 6.2.   All Credit Events...................................... 35

SECTION 7.  COVENANTS...................................................... 36
     Section 7.1.   Corporate Existence; Subsidiaries...................... 36
     Section 7.3.   Taxes.................................................. 36
     Section 7.4.   ERISA.................................................. 37
     Section 7.5.   Insurance.............................................. 37
     Section 7.6.   Financial Reports and Other Information................ 37
     Section 7.7.   Bank Inspection Rights................................. 40
     Section 7.8.   Conduct of Business.................................... 40
     Section 7.9.   Liens.................................................. 41
     Section 7.10.  Use of Proceeds; Regulation U.......................... 41
     Section 7.11.  Mergers, Consolidations and Sales of Assets............ 41
     Section 7.12.  Consolidated Tangible Net Worth........................ 42
     Section 7.13.  Compliance with Laws................................... 42
     Section 7.14.  PUHCA.................................................. 43

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES................................. 43
     Section 8.1.   Events of Default...................................... 43
     Section 8.2.   Non-Bankruptcy Defaults................................ 45
     Section 8.3.   Bankruptcy Defaults.................................... 46
     Section 8.4.   Collateral for Undrawn Letters of Credit............... 46
     Section 8.5.   Notice of Default...................................... 47
     Section 8.6.   Expenses............................................... 47

SECTION 9.  CHANGE IN CIRCUMSTANCES........................................ 47
     Section 9.1.   Change of Law.......................................... 47
     Section 9.2.   Unavailability of Deposits or Inability to Ascertain,
                    or Inadequacy of, LIBOR................................ 48
     Section 9.4.   Lending Offices........................................ 51
     Section 9.5.   Discretion of Bank as to Manner of Funding............. 52

SECTION 10.  THE AGENT..................................................... 52
     Section 10.1.  Appointment and Authorization of Agent................. 52
     Section 10.2.  Agent and its Affiliates............................... 52

                                                                           PAGE
                                                                           ----

     Section 10.3.  Action by Agent........................................ 52
     Section 10.4.  Consultation with Experts.............................. 53
     Section 10.6.  Indemnity.............................................. 54
     Section 10.7.  Resignation of Agent and Successor Agent............... 55

SECTION 11.  MISCELLANEOUS................................................. 55
     Section 11.1.  Withholding Taxes...................................... 55
     Section 11.2.  No Waiver of Rights.................................... 57
     Section 11.3.  Non-Business Day....................................... 57
     Section 11.4.  Documentary Taxes...................................... 57
     Section 11.5.  Survival of Representations............................ 58
     Section 11.6.  Survival of Indemnities................................ 58
     Section 11.7.  Set-Off................................................ 58
     Section 11.8.  Notices................................................ 59
     Section 11.9.  Counterparts........................................... 60
     Section 11.10. Successors and Assigns................................. 61
     Section 11.11. Participants and Note Assignees........................ 61
     Section 11.12. Assignment of Commitments by Banks..................... 62
     Section 11.13. Amendments............................................. 62
     Section 11.14. Headings............................................... 63
     Section 11.15. Legal Fees, Other Costs and Indemnification............ 63
     Section 11.16. Entire Agreement....................................... 64
     Section 11.18. Governing Law.......................................... 64
     Section 11.19. Submission to Jurisdiction; Waiver of Jury Trial....... 64

                                    EXHIBITS
                                    --------

A    -    Form of Notice of Payment Request
B    -    Form of Note
C    -    Form of Compliance Certificate
D    -    Form of Legal Opinion of Counsel to the Borrower
E    -    Form of Application


                                   SCHEDULES
                                   ---------

Schedule 1      Pricing Grid
Schedule 5.2    Schedule of Existing Subsidiaries
Schedule 5.5    Litigation and Labor Controversies
Schedule 7.9    Existing Liens

                           REVOLVING CREDIT AGREEMENT

         REVOLVING CREDIT AGREEMENT, dated as of March 17, 1997 among NRG Energy, Inc., a Delaware corporation (the "Borrower"), the banks from time to time party hereto (each a "Bank," and collectively the "Banks") and ABN AMRO Bank N.V. in its capacity as agent for the Banks hereunder (in such capacity, the "Agent").

                                WITNESSETH THAT:

         WHEREAS, the Borrower desires to obtain the several commitments of the Banks to make available a revolving credit for loans and letters of credit (the "Revolving Credit"), as described herein; and

         WHEREAS, the Banks are willing to extend such commitments subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth;

         NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

         Section 1.1. Definitions. The following terms when used herein have the following meanings:

         "Account" is defined in Section 8.4(b) hereof.

         "Adjusted LIBOR" is defined in Section 2.3(b) hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and each Subsidiary.

         "Agent" is defined in the first paragraph of this Agreement and includes any successor Agent pursuant to Section 10.7 hereof.

         "Agreement" means this Revolving Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Applicable Margin" means, at any time (i) with respect to Base Rate Loans, the Base Rate Margin and (ii) with respect to Eurocurrency Loans, the Eurocurrency Margin.

         "Application" is defined in Section 2.2(b) hereof.

         "Applicable Telerate Page" is defined in Section 2.3(b) hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(e) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

         "Bank" is defined in the first paragraph of this Agreement.

         "Base Rate" is defined in Section 2.3(a) hereof.

         "Base Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 2.3(a) hereof.

         "Base Rate Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Rating.

         "Borrower" is defined in the first paragraph of this Agreement.

         "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loan commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.5(a).

         "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which dealings in U.S. Dollars may be carried on by the Agent in the interbank eurodollar market.

         "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitments" means the Revolving Credit Commitments.

         "Compliance Certificate" means a certificate in the form of Exhibit C hereto.

         "Consolidated Capitalization" means Consolidated Tangible Net Worth plus Indebtedness of the Borrower and its Subsidiaries.

         "Consolidated Current Liabilities" mean such liabilities of the Borrower on a consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

         "Consolidated Net Tangible Assets" means, as of the date of determination thereof, Consolidated Total Assets as of such date less the sum of (i) Consolidated Current Liabilities and (ii) Intangible Assets.

         "Consolidated Tangible Net Worth" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon a consolidated balance sheet of the Borrower and its Subsidiaries less, without duplication, the total amount of such assets that constitute patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than deferred income taxes, prepaid insurance and prepaid taxes, goodwill, and any other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "Consolidated Total Assets" means, as of the date of determination thereof, the total amount of all assets of the Borrower determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Documents" means this Agreement, the Notes, the Fee Letter, the Applications and the Letters of Credit.

         "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Debt" means, for any Person, any Indebtedness of such Person only of the types described in clauses (i) through (vi) of the definition of such term.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Effective Date" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Agent) and the documents required by Section 6.1 hereof.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1252 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

         "ERISA" is defined in Section 5.8 hereof.

         "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.3(b) hereof.

         "Eurocurrency Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Rating.

         "Eurocurrency Reserve Percentage" is defined in Section 2.3(b) hereof.

         "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Facility Fee Rate" means the percentage set forth in Schedule 1 hereto beside the then applicable Rating.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate set forth in Section 2.3(a) hereof.

         "Fee Letter" means that certain letter between the Agent and the Borrower dated as of the date hereof pertaining to fees to be paid by the Borrower to the Agent for the Agent's sole account and benefit.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements furnished to the Banks.

         "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Hazardous Material" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law.

         "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

         "Interest Period" is defined in Section 2.6 hereof.

         "Intangible Assets" means, as of the date of determination thereof, all assets of the Borrower properly classified as intangible assets determined on a consolidated basis in accordance with GAAP.

         "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Fee Rate" means the percentage set forth in Schedule 1 hereto beside the then applicable Rating.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lending Office" is defined in Section 9.4 hereof.

         "Letter of Credit" is defined in Section 2.2(a) hereof.

         "LIBOR" is defined in Section 2.3(b) hereof.

         "LIBOR Index Rate" is defined in Section 2.3(b) hereof.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

         "Loan" is defined in Section 2.1(a) hereof and, as so defined, includes a Base Rate Loan or Eurocurrency Loan, each of which is a "type" of Loan hereunder.

         "Material Adverse Effect" means any material adverse change in, or any adverse development which materially affects or could reasonably be expected to affect, the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Credit Documents.

         "Minimum Consolidated Tangible Net Worth" means an amount, as of the date of any determination thereof, equal to the sum of $175,000,000 plus 25% of Consolidated Net Income for the period from and including April 1, 1996 to such determination date but which amount shall in no event be less than $175,000,000.

         "Note" is defined in Section 2.10(a) hereof.

         "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans, all obligations of the Borrower to pay L/C Obligations, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

         "Original Dollar Amount" means the amount of any Loan or L/C
Obligation.

         "Participating Interest" is defined in Section 2.2(d) hereof.

         "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

         "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PBGC" is defined in Section 5.9 hereof.

         "Primergy Merger" means that certain merger between Northern States Power Company, a Minnesota corporation and

Wisconsin Energy Corporation, a Wisconsin corporation, to be consummated pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of April 28, 1995, as amended and restated as of July 26, 1995.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Rating" means the rating given to senior unsecured debt obligations of the Borrower by Moody's Investors Service, Inc. and Standard & Poor's Ratings Service, Inc., and any successors thereto.

         "Reference Banks" means ABN AMRO Bank N.V., and one other representative of the Banks. In the event that any of such Banks ceases to be a "Bank" hereunder or fails to provide timely quotations of interests rates to the Agent as and when required by this Agreement, then such Bank shall be replaced by a new reference bank jointly designated by the Agent and the Borrower.

         "Reimbursement Obligation" is defined in Section 2.2(c) hereof.

         "Replaceable Bank" is defined in Section 11.13(iii).

         "Replacement Bank" is defined in Sectino 11.13(iii).

         "Required Banks" means, as of the date of determination thereof, Banks holding at least 66-2/3% of the Percentages.

         "Revolving Credit Commitment" is defined in Section 2.1 hereof.

         "SEC" means the Securities and Exchange Commission.

         "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "Subsidiary" means, as to the Borrower, any active, domestic corporation or other entity of which one hundred percent (100%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation

(irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly owned by the Borrower.

         "Syndication Date" means the date on which additional Banks become parties to this Agreement and make Commitments hereunder. The Syndication Date shall occur, if at all, within ninety (90) days of the date hereof, unless such date is extended by the mutual agreement of the parties hereto.

         "Telerate Service" means the Dow Jones Telerate Service.

         "Termination Date" means March 17, 2000, subject to any extension of such date pursuant to Section 3.2 hereof.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

         "Welfare Plan" means a "welfare plan", as defined in Section 3(l) of ERISA.

         "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2. THE REVOLVING CREDIT.

         Section 2.1. The Loan Commitment. (a) General Terms. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars in an aggregate outstanding Original Dollar Amount up to the amount of its revolving credit commitment set forth on the applicable signature page hereof (such amount, as reduced pursuant to Section 2.1(b) or Section 2.12 or changed as a result of one or more assignments under Section 11.12 or 11.13(iii), its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments") before the Termination Date. The sum of the aggregate Original Dollar Amount of Loans and of L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 2.5(a) hereof, the Borrower may elect that each Borrowing of Loans be either Base Rate Loans or Eurocurrency Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

         (b) Specific Terms Applicable to the Agent's Commitments. Notwithstanding anything to the contrary set forth in clause (a) above, if, on the Syndication Date, the aggregate Commitments of the Banks other than the Agent is less than $75,000,000, then the commitment of the Agent shall be reduced to an amount equal to twenty-five percent (25 %) of the aggregate Commitments of all Banks, inclusive of the Agent, and this Agreement shall be modified accordingly.

         Section 2.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit the Agent shall issue letters of credit denominated in U.S. Dollars (each a "Letter of Credit") for the Borrower's account, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate Original Dollar Amount of Loans then outstanding. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to purchase an undivided percentage participation interest of such Letter of Credit from the Agent pursuant to Section 2.2(d) hereof in an amount equal to its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

         (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the Agent, with expiration dates no later than the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form attached hereto as Exhibit E (each an "Application"). Notwithstanding anything contained in any Application to the contrary (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as set forth in Section 3.1(c) hereof, and (ii) any drawing under a Letter of Credit shall bear interest (which the Borrower hereby agrees to pay on demand) from and after the date such drawing is paid at a rate per annum equal to the sum of the Base Rate Margin plus the Base Rate from time to time in effect; provided, however, if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit three (3) Business Days from the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay on demand) from and after the date three (3) Business Days after such drawing is paid at a rate per annum equal to the sum of 2% plus the Base Rate Margin plus the Base Rate from time to time in effect. The Agent will promptly notify the Banks of each issuance by it of a Letter of Credit. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated or (iii) a Default or Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions set forth herein (including the conditions set forth in Section 6.2 and the other terms of this Section 2.2). Without limiting the generality of the foregoing, the Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions set forth herein (including the conditions set forth in Section 6.2 and the other terms of this Section 2.2).

         (c) The Reimbursement Obligations. Subject to Section 2.2(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 12:00 Noon (Chicago time) on the date when such drawing is paid or, if such drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the Borrower does not make any such reimbursement payment on the date due and the Banks fund their participations therein in the manner set forth in Section 2.2(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.2(d) below. In addition, for the benefit of the Agent and each Bank, the Borrower agrees that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, including, without limitation, the following circumstances:

              (i) any lack of validity or enforceability of any L/C Document;

              (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any L/C Document;

              (iii) the existence of any claim, set-off, defense or other right the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Bank or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

              (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) payment by the Agent under a Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

              (vi) any other act or omission to act or any other delay by the Agent, any Bank or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under an Application.

         (d) The Participating Interests. Each Bank, by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank, an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in
Section 2.2(c) above, or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two
(2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Base Rate in effect for each such day. Each such Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

         The several obligations of the Banks to the Agent under this Section
2.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Borrower, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Bank under this Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under the Credit Documents against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise).

         (e) Indemnification. The Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Banks under this Section 2.2(e) and all other parts of this Section 2.2 shall survive termination of this Agreement and of all other L/C Documents.

         Section 2.3. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         "Base Rate" means for any day the greater of:

              (i) the rate of interest announced by the Agent at its offices in Chicago, Illinois, from time to time as its prime rate, or equivalent, for U.S. Dollar loans as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; and

              (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (New York time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds, as published by the Federal Reserve bank of New York, in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

         (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. All payments of principal and interest on a Loan (whether a Base Rate Loan or Eurocurrency Loan) shall be made in U.S. Dollars.

         "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

         Adjusted LIBOR =                            LIBOR
                                        ---------------------------
                                    1 - Eurocurrency Reserve Percentage

         "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period as from time to time quoted by the Telerate Service, if such rate is available, and (b) if the LIBOR Index Rate is not quoted by the Telerate Service, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars in immediately available funds are offered to each Reference Bank at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Agent as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Loan scheduled to be made by the Agent as part of such Borrowing, which appears on the Applicable Telerate Page, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other page as may replace such pages, as appropriate, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

         "Eurocurrency Reserve Percentage" means the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         (c) Rate Determinations. The Agent shall determine each interest rate applicable to Obligations and the Original Dollar Amount of Loans, and a determination thereof by the Agent shall be conclusive and binding except in the case of manifest error.

         Section 2.4. Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans and Eurocurrency Loans denominated in U.S. Dollars shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 provided that a Borrowing of Base Rate Loans applied to pay a Reimbursement Obligation pursuant to Section 2.5(c) hereof shall be in an amount equal to such Reimbursement Obligation.

         Section 2.5. Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans. (a) Notice to the Agent. The Borrower shall give written notice to the Agent by no later than 10:00 a.m. (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans into Base Rate Loans or of Base Rate Loans into Eurocurrency Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon. There may be no more than five different Interest Periods in effect at any one time.

         (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 2.5.(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and the Original Dollar amount thereof.

         (c) Borrower's Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall, subject to Section 6.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by
Section 2.5(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 2.8(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by
Section 2.5(a) and has not notified the Agent within the period required by
Section 2.8(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans, subject to
Section 6.2 hereof. In the event the Borrower fails to give notice pursuant to
Section 2.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Agent by 10:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, subject to
Section 6.2 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

         (d) Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing of Base Rate Loans, subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois. The Agent shall make available to the Borrower Loans at the Agent's principal office in Chicago, Illinois or such other office as the Agent has previously agreed to, in writing, with the Borrower.

         (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

         Section 2.6. Interest Periods. As provided in Section 2.5(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last Business Day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last Business Day of a calendar quarter), and (b) in the case of Eurocurrency Loans, 1, 2, 3, or 6 months thereafter; provided, however, that:

              (a) any Interest Period for a Borrowing of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

              (b) for any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

              (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

              (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 2.7. Maturity of Loans. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), each Loan shall mature and become due and payable by the Borrower on the Termination Date.

         Section 2.8. Prepayments. (a) The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000, (ii) if such Borrowing is of Eurocurrency Loans in an amount not less than $1,000,000, and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.4 hereof remains outstanding) any Borrowing of

Eurocurrency Loans upon three Business Days prior notice to the Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered to the Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. In the case of Eurocurrency Loans, such prepayment may only be made on the last day of the Interest Period then applicable to such Loans. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (b) If the aggregate principal amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Revolving Credit Commitments then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Banks as a prepayment of the Loans and, if necessary, a prefunding of Letters of Credit. Immediately upon determining the need to make any such prepayment the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.11.

         Section 2.9. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest, computed on the basis of a year of 360 days and actual days elapsed (except for Loans based on the rate described in clause (i) of the definition of Base Rate, in which case such Loan shall bear interest computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

              (a) for any Base Rate Loan, the sum of two percent (2%) plus the Applicable Margin plus the Base Rate from time to time in effect; and

              (b) for any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereaf-ter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin plus the Base Rate from time to time in effect.

         Section 2.10. The Notes. (a) The Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit B hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

         (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurocurrency Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 2.11. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

              (a) any payment (whether by acceleration or otherwise), prepayment or conversion of a Eurocurrency Loan on a date other than the last day of its Interest Period,

              (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan, or to convert a Base Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to Section 2.5(a) or established pursuant to Section 2.5(c) hereof,

              (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or

              (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

         Section 2.12. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Agent, to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be
(i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans and all L/C Obligations then outstanding. The Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.12 may not be reinstated.

SECTION 3. FEES AND EXTENSIONS.

         Section 3.1. Fees.

              (a) Certain Fees. The Borrower shall pay, or cause to be paid, to the Agent certain fees set forth in the Fee Letter at the time specified in the Fee Letter for payment of such amounts.

              (b) Facility Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a facility fee accruing at a rate per annum equal to the Facility Fee Rate on the average daily amount of the Commitments (whether used or unused) less issued and outstanding Letters of Credit, or if the Commitments have expired or terminated, on the principal amount of Loans. Such facility fee is payable in arrears on the last Business Day of each calendar quarter quarterly and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

              (c) Letter of Credit Fees. (i) The Borrower shall pay to the Agent for the account of each Bank letter of credit fees with respect to the Letters of Credit at a rate per annum equal to the Letter of Credit Fee Rate on the average daily maximum amount available to be drawn under the outstanding Letters of Credit for the applicable period computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date.

                   (ii) The letter of credit fees payable under Section
              3.1(c)(i) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date, with the final payment to be made on the Termination Date (or such later expiration date), unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

                   (iii) The Borrower shall pay to the Agent from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Agent relating to Letters of Credit as from time to time in effect.

              (d) Fee Calculations. All fees payable under this Agreement shall be payable in U.S. Dollars and shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Agent and shall be conclusive absent manifest error.

         Section 3.2. Extension of Termination Date. No later than ninety (90) days before the second anniversary date of this Agreement the Borrower may make a request for a one year extension of the Termination Date in a written notice to the Agent. The Agent will promptly inform the Banks of any such request, and each Bank shall notify the Agent in writing within thirty (30) days before the anniversary date following such request whether it agrees to the requested extension. If a Bank fails to so notify the Agent whether it agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension. Upon receipt by the Agent of the written consent of all the Banks, the Termination Date shall be automatically extended an additional year. Otherwise, the Termination Date will remain as then scheduled.

SECTION 4. PLACE AND APPLICATION OF PAYMENTS.

         Section 4.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the United States as the Agent may designate to the Borrower) or, if such payment is on a Reimbursement

Obligation, no later than provided by Section 2.2(c) hereof. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made free and clear of, and without deduction for, any set-off, counterclaim, levy, withholding or any other deduction of any kind in U.S. Dollars, in immediately available funds at the place of payment. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or applicable fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

         Section 5.1. Corporate Organization and Authority. The Borrower and each of its Subsidiaries is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except where such failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business or otherwise, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each has the power and authority required to own, lease and operate its properties and to conduct its business as currently conducted, except where failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 5.2. Subsidiaries. Schedule 5.2 (as updated from time to time pursuant to Section 7.1) hereto identifies each Subsidiary and the jurisdiction of its incorporation. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable except as set forth on

Schedule 5.2 hereto. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien.

         Section 5.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms. No Credit Document, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any material Contractual Obligation of or affecting the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower.

         Section 5.4. Financial Statements. All financial statements heretofore delivered to the Banks showing historical performance of the Borrower for each of the Borrower's fiscal years ending on or before December 31, 1995, and for the Borrower's quarter ended September 30, 1996 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in such financial statements referred to in this Section
5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 31, 1995, there has been no material adverse change in the business, operations, Property or financial or other condition, or business prospects, of the Borrower or any of its Subsidiaries.

         Section 5.5. No Litigation; No Labor Controversies. (a) Except as set forth on Schedule 5.5 (as amended from time to time in accordance with the provisions hereof), there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower, threatened, against the Borrower or any Subsidiary which, if adversely determined, could (individually or in the aggregate) have a Material Adverse Effect.

         (b) Except as set forth on Schedule 5.5 (as amended from time to time in accordance with the provisions hereof), there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could have a Material Adverse Effect.

         Section 5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower or any of its Subsidiaries (individually or in the aggregate). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

         Section 5.7. Approvals. Except as contemplated by Section 7.14, authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of any Credit Document to which it is a party.

         Section 5.8. Validity of Notes. When executed, authenticated and delivered pursuant to the provisions of this Agreement against payment of the consideration therefor, the Notes will be duly issued and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and will rank pari passu with all other outstanding unsecured indebtedness of the Borrower.

         Section 5.9. ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The Borrower does not have any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         Section 5.10. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Prior to the consummation of the Primergy Merger, no approvals by the SEC under the Public Utility Holding Company Act of 1935, as amended, are required in connection with the execution by the Borrower of the Credit Documents or the performance by the Borrower of any of the transactions contemplated thereby.

         Section 5.11. Margin Stock; Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans and Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.10. The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

         Section 5.12. Licenses and Authorizations; Compliance Laws. The Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated. The Borrower and each of its Subsidiaries is in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except for any such law, regulation, ordinance or order which, the failure to comply therewith, could not reasonably expected to have a Material Adverse Effect.

         Section 5.13. Ownership of Property; Liens. The Borrower and each Subsidiary has good title to or valid leasehold interests in all its Property. None of the Borrower's Property is subject to any Lien, except as permitted in
Section 7.9.

         Section 5.14. No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) could have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, nor has any event occurred (and is continuing) that constitutes or would (whether or not with the giving of notice and/or with the passage of time and/or the fulfillment of any other requirement) constitute, to the knowledge of the Borrower, a default or any breach or failure to perform by the Borrower under any indenture, mortgage, loan agreement lease or other agreement or instrument to which it is a party, which default could have a Material Adverse Effect.

         Section 5.15. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified.

SECTION 6. CONDITIONS PRECEDENT.

         The obligation of each Bank to advance, continue, or convert any Loan, or of the Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

         Section 6.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

              (a) The Agent shall have received for each Bank the favorable written opinion of counsel to the Borrower in substantially the form attached hereto as Exhibit D hereto;

              (b) The Agent shall have received for each Bank copies of (i) the Articles of Incorporation, together with all amendments, and a certificate of good standing, for the Borrower, both certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of the Borrower's jurisdiction of incorporation and (ii) the Borrower's bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

              (c) The Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

              (d) The Agent shall have received for each Bank such Bank's duly executed Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.10(a) hereof;

              (e) The Agent shall have received for each Bank a list of the Borrower's Authorized Representatives and such other documents as any Bank may reasonably request;

              (f) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks; and

              (g) The Agent shall have received a certificate by the chief financial officer, treasurer, vice president of finance or corporate controller of the Borrower, stating that on the date of such initial

         Credit Event no Default or Event of Default has occurred and is continuing.

         Section 6.2. All Credit Events. As of the time of each Credit Event hereunder (including the initial Credit Event):

              (a) In the case of a Borrowing, the Agent shall have received the notice required by Section 2.5 hereof, in the case of the issuance of any Letter of Credit, the Agent shall have received a duly completed Application for a Letter of Credit and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent;

              (b) Each of the representations and warranties set forth in
         Section 5 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

              (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

              (d) No event of default by the Borrower has been declared and is continuing under any existing debt agreements; and

              (e) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

         Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 6.2, provided, that solely in the case of a Credit Event which is a continuation of a previous Borrowing, the Borrower shall not be deemed to have made any representation or warranty with regard to the matters set forth in Section 5.5(a) and (b) hereof.

SECTION 7. COVENANTS.

         The Borrower covenants and agrees that, so long as any Loan or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

         Section 7.1. Corporate Existence; Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.11 hereof.

         Section 7.2. Maintenance. The Borrower will maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section
7.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is not disadvantageous to the Banks or the holders of the Notes, and is, in the judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary.

         Section 7.3. Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

         Section 7.4. ERISA. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower under any post-retirement Welfare Plan benefit. The Agent will promptly distribute to each Bank any notice it receives from the Borrower pursuant to this Section 7.4.

         Section 7.5. Insurance. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Agent furnish to the Agent a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

         Section 7.6. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its subsidiaries as any Bank may reasonably request; and without any request, the Borrower will furnish each of the following to each Bank:

              (i) within 120 days after the end of each fiscal year of the Borrower, (A) a copy of the Borrower's audited financial statements for such fiscal year, including the consolidated balance sheet of the Borrower for such year and the related statement of income and statement of cash flow, as certified by independent public accountants of recognized national standing selected by the Borrower in accordance with GAAP with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Borrower and its subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; (B) a copy of the Borrower's unaudited consolidating financials for such fiscal year, including a consolidating unaudited balance sheet of the Borrower, and the related statement of income and shall use its best efforts to provide a statement of cash flow in a format acceptable to the Agent; all of the foregoing prepared by the Borrower in reasonable detail in accordance with GAAP and certified by the Borrower's chief financial officer, vice president of finance or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby;

              (ii) within 60 days after the end of each of the first three quarterly fiscal periods of the Borrower, a condensed consolidated unaudited balance sheet of the Borrower, and the related statement of income and statement of cash flow, as of the close of such period, all of the foregoing prepared by the Borrower in reasonable detail in accordance with GAAP and certified by the Borrower's chief financial officer, vice president of finance or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby;

              (iii) within the period provided in subsection (i) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

              (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchanges.

         (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 7.6 shall be accompanied by (A) a written certificate signed by the Borrower's chief financial officer, vice president of finance, or corporate controller to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, (ii) the representations and warranties contained in Section 5 hereof are true and correct in all material respects as though made on the date of such certificate (other than those made solely as of an earlier date, which need only remain true as of such date), taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions and except as otherwise described therein, and (B) a Compliance Certificate in the form of Exhibit C hereto showing the Borrower's compliance with the covenants set forth in Sections 7.9, 7.11, 7.12 and 7.13 hereof.

         (c) The Borrower will promptly (and in any event within three Business Days after an officer of the Borrower has knowledge thereof) give notice to the Agent and each Bank:

              (i) of the occurrence of any Default or Event of Default;

              (ii) of any payment default or payment event of default aggregating $20,000,000 or more under any Contractual Obligation of the Borrower;

              (iii) of any material adverse change in the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries (individually or in the aggregate);

              (iv) of any litigation or governmental proceeding of the type described in Section 5.5 hereof; and

              (v) of any change in the information set forth on the Schedules hereto.

         Section 7.7. Bank Inspection Rights. Upon reasonable notice from any Bank, the Borrower will, at the Borrower's expense, (such expenses to be reasonably incurred) permit such Bank (and such Persons as any Bank may designate) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate subject to confidentiality agreements reasonably acceptable to the Borrower) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such set of visits and inspections may be conducted each calendar quarter.

         Section 7.8. Conduct of Business. The Borrower will not engage in any line of business other than business associated with or related to energy generation, transmission and distribution or other infrastructure lines of business.

         Section 7.9. Liens. The Borrower will not create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower; provided, however, that this Section 7.9 shall not apply to nor operate to prevent:

              (a) Liens upon any Property acquired by the Borrower to secure any Indebtedness of the Borrower incurred at the time of the acquisition of such Property to finance the purchase price of such Property, provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost or value of the acquired Property;

              (b) Liens existing on the date hereof and listed on Schedule 7.9 hereto which were in existence as of the date of issue of the Borrower's 7.625% senior notes due 2006;

              (c) Other liens not to exceed 10% of Consolidated Net Tangible Assets; and

              (d) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (c), inclusive.

         Section 7.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the Borrower for working capital, issuance of letters of credit and general corporate purposes. The Borrower will not use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock (as defined in Section 5.1 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         Section 7.11. Mergers, Consolidations and Sales of Assets.

              (a) The Borrower will not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Borrower shall not permit any Person to consolidate with or merge into the Borrower, unless: (i) immediately prior to and immediately following such consolidation, merger, sale or lease, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (ii) the Borrower is the surviving or continuing corporation, or the surviving or continuing corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States or Canada and expressly assumes the payment and performance of all Obligations of the Borrower under the Credit Documents.

              (b) Except for the sale of the properties and assets of the Borrower substantially as an entirety pursuant to subsection (a) above, and other than assets required to be sold to conform with governmental regulations, the Borrower shall not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10 percent of Consolidated Net Tangible Assets computed as of the end of the most recent fiscal quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10 percent limitation if the proceeds are invested in assets in similar or related lines of business of the Borrower and, provided further, that the Borrower may sell or otherwise dispose of assets in excess of such 10 percent if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by the Borrower as cash or cash equivalents.

         Section 7.12. Consolidated Tangible Net Worth. (a) The Borrower will at all times maintain a ratio of Consolidated Tangible Net Worth to Consolidated Capitalization of at least 0.32 to 1.00, and (b) the Borrower will at all times cause its Consolidated Tangible Net Worth to be equal to or greater than the Minimum Consolidated Tangible Net Worth.

         Section 7.13. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 7, the Borrower will conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances, writs, judgments, injunctions, decrees, awards and orders of any governmental or judicial authorities; provided, however, that the Borrower shall not be required to comply with any such law, rule, regulation, ordinance, writ, judgments, injunction, decree, award or order if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         Section 7.14. PUHCA. From and after the consummation of the Primergy Merger, the Borrower will obtain, or cause to be obtained, all necessary approvals, if any, under the Public Utility Holding Company Act of 1935, as amended, in connection with the Borrower's performance under the Credit Documents.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES

         Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

              (a) The Borrower shall (i) fail to make when due any payment of principal on the Notes, or (ii) fail to make when due, and continuance of such failure for three or more Business Days, payment of interest on the Notes or any fee or other amount required to be made to the Agent pursuant to the Credit Documents;

              (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower in the Credit Documents or on behalf of the Borrower in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Agent pursuant to the Credit Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

              (c) The Borrower shall fail to comply with Section 7 hereof and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Agent;

              (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term con-tained in the Credit Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section
         8) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Agent;

              (e) The Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within 90 days;

              (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, and, if instituted against the Borrower, shall have been consented to or acquiesced in by the Borrower, or shall remain undismissed for 90 days, or an order for relief shall have been entered against the Borrower, or the Borrower shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

              (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower or shall remain for 90 days undismissed, or the Borrower shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

              (h) A judgment or judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or entity for the payment of money in excess of the sum of $20,000,000 in the aggregate shall be rendered against the Borrower (excluding the amount thereof covered by insurance) or any of the Borrower's properties and such judgment, decree or order shall remain unvacated and undischarged and unstayed for 90 consecutive days, except while being contested in good faith by appropriate proceedings;

              (i) The institution by the Borrower of steps to terminate any Plan if in order to effectuate such termination, the Borrower would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $20,000,000, or the institution by the PBGC of steps to terminate any Plan;

              (j) A default in payment of any principal of or any interest aggregating $20,000,000 or more on any bond, debenture, note or other evidence of indebtedness of the Borrower or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed that has resulted in the acceleration of such indebtedness; or

              (k) if at any time Northern States Power Company, a Minnesota corporation, or its successors, ceases to own a majority of the outstanding Voting Stock of the Borrower. For purposes of this subsection (k), Northern States Power Company's "successors" shall be deemed to include the "Company" as that term is defined in the Amended and Restated Agreement and Plan of Merger dated as of April 28, 1995, as amended and restated as of July 26, 1995, between Northern States Power Company and Wisconsin Energy Corporation, a Wisconsin corporation.

         Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (e) or (f) of Section 8.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Borrower:
(a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent, subject to Section 8.4, the full amount then available for drawing under each or any Letter of

Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 8.1(c), 8.1(d) or this
Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

         Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (e) or (f) of Section 8.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent, subject to Section 8.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

         Section 8.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.8(b) or under Section
8.2 or 8.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall repay to the Borrower any remaining amounts held in the Account.

         Section 8.5. Notice of Default. The Agent shall give notice to the Borrower under Section 8.1(c) or 8.1(d) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         Section 8.6. Expenses. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all reasonable costs and expenses incurred or paid by the Agent or such Bank or any such holder, including attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 9. CHANGE IN CIRCUMSTANCES.

         Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain

Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

         Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

              (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR; or

              (b) Banks having 25% or more of the aggregate amount of the Revolving Credit Commitments reasonably determine and so advise the Agent that LIBOR as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurocurrency Loans or Loan for such Interest Period;

then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

         Section 9.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

              (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurocurrency Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated in which such Bank's principal executive office or Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letter(s) of

         Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, to issue a Letter of Credit, or to participate therein; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to Borrower without interest.

         (b) If, after the date hereof, any Bank or the Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank that determines to seek compensation under this Section
9.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         (d) If any Bank (other than ABN AMRO Bank N.V.) has demanded compensation or given notice of its intention to demand compensation under this
Section 9.3 or the Borrower is required to pay any additional amount to any Bank under Section 9.3, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute Bank or Banks reasonably satisfactory to the Agent (which may be one or more of the Banks) to replace such Bank under this Agreement. The Bank to be so replaced shall cooperate with the Borrower and substitute Bank to accomplish such substitution, provided that all of such Bank's Loan Commitment is replaced.

         Section 9.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

         Section 9.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 10. THE AGENT.

         Section 10.1. Appointment and Authorization of Agent. Each Bank hereby appoints ABN AMRO Bank N.V. as the Agent under the Credit Documents and hereby authorizes the agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any other Credit Document shall be construed to constitute the Agent as a trustee or fiduciary for any Bank or the Borrower.

         Section 10.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 2 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

         Section 10.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 7.6(c)(i) hereof, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

         Section 10.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 10.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any other party contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and any other relevant Person, and the Agent shall have no liability to any Bank with respect thereto.

         Section 10.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this
Section 10.6 shall survive termination of this Agreement.

         Section 10.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, with the consent of the Borrower, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 11. MISCELLANEOUS.

         Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

         (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

         (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         Section 11.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 11.3. Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

         Section 11.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 11.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 11.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.11, Section 9.3 and Section 11.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

         Section 11.7. Set-Off. (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         (b) Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 11.7(b), amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

         Section 11.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof, and to the Borrower and to the Agent to:

         If to the Borrower:

         NRG Energy, Inc.
         1221 Nicollet Mall
         Suite 700
         Minneapolis, MN 55403-2445

         Attention: Treasurer
         Facsimile: (612) 373-5341
         Telephone: (612) 373-5306

         If to the Agent:

         ABN AMRO Bank
         Agency Services
         335 Madison Avenue
         New York, New York 10017
         Attention: Linda Boardman
         Telecopy: (212) 682-0364
         Telephone: (212) 370-8509

         With copies to:

         ABN AMRO Bank
         135 South LaSalle Street
         Suite 711
         Chicago, Illinois 60670
         Attention: David B. Bryant/Kevin McFadden
         Facsimile: (312) 904-6217
         Telephone: (312) 904-2799/904-2131

         ABN AMRO Bank
         135 South LaSalle Street
         Suite 625
         Chicago, Illinois 60670
         Attention: Tonda Hayes
         Facsimile: (312) 606-8435
         Telephone: (312) 904-2676

         Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 11.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 11.8; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

         Section 11.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

         Section 11.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

         Section 11.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, Revolving Credit Commitments held and/or participations in Letters of Credit, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to a federal reserve bank; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.11, and (iii) the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 2.11 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit

Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

         Section 11.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the written consent of the Borrower and Agent (which consent shall not be unreasonably withheld), to assign all or any part of its Revolving Credit Commitment (including the same percentage of its Note, outstanding Loans and participations in Letters of Credit) to one or more other Persons; provided that such assignment is in an amount of at least $10,000,000 or the entire Revolving Credit Commitment of such Bank, and if such assignment is not for such Bank's entire Revolving Credit Commitment then such Bank's Revolving Credit Commitment after giving effect to such assignment shall not be less than $10,000,000; and provided further that neither the consent of the Borrower nor of the Agent shall be required for any Bank to assign all or part of its Revolving Credit Commitment to any Affiliate of the assigning Bank. Each such assignment shall set forth the assignees address for notices to be given under Section 11.8 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Agent of an executed copy of such assignment agreement and the forms referred to in Section
11.1 hereof, if applicable, and the payment of a $3,500 recordation fee to the Agent, the assignee shall become a Bank hereunder, all Loans, participations in Letters of Credit and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment; provided, however, in the event a Bank assigns all of its Revolving Credit Commitment at the request of the Borrower, pursuant to Section 11.13(iii) below, no recordation fee shall be required hereunder.

         Section 11.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

              (i) no amendment or waiver pursuant to this Section 11.13 shall
         (A) increase any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Bank;

              (ii) no amendment or waiver pursuant to this Section 11.13 shall, unless signed by each Bank, change this Section 11.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents; and

              (iii) if the Borrower requests an amendment to this Agreement which requires the approval of all of the Banks and one of the Banks (a "Replaceable Bank") does not approve it, the Borrower may propose that another bank which is reasonably acceptable to the Agent (a "Replacement Bank") be substituted for and replace the Replaceable Bank for purposes of this Agreement. If a Replacement Bank is so substituted for the Replaceable Bank, the Replaceable Bank shall enter into an assignment agreement with the Replacement Bank, the Borrower and the Agent to assign and transfer to the Replacement Bank, the Replaceable Bank's Commitment hereunder; provided, however, if a Replacement Bank can't be found, then the Borrower may elect to take out the Replaceable Bank and reduce the facility accordingly by making a prepayment in the amount of such Replaceable Bank's Commitment (including the same percentage of its Note, outstanding Loans and participations in Letters of Credit) plus all accrued and unpaid interest thereon. Notwithstanding anything to the contrary contained herein, in no event shall the Agent be a Replaceable Bank.

         Section 11.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 11.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation and negotiation of the Credit Documents, including, without limitation, the reasonable fees and disbursements of Foley & Lardner, counsel to the Agent, in connection with the preparation and execution of the Credit Documents and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Agent, and their respective directors, agents, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

         Section 11.16. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

         Section 11.17. Construction. The parties hereto acknowledge and agree that neither this Agreement nor the other Credit Documents shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Credit Documents.

         Section 11.18. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

         Section 11.19. Submission to Jurisdiction; Waiver of Jury Trial. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their duly authorized officers as of the day and year first above written.

                                            NRG ENERGY, INC.

                                            By: /s/ LEE R. CARLSON
                                               ---------------------------
                                            Name: Lee R. Carlson
                                                 -------------------------
                                            Title: Treasurer
                                                  ------------------------

Commitment $25,000,000                      ABN AMRO BANK N.V., in its
                                            individual capacity as a
                                            Bank and as Agent

                                            By: /s/ DAVID B. BRYANT
                                               ---------------------------
                                            Name: David B. Bryant
                                                 -------------------------
                                            Title: Vice President
                                                  ------------------------

                                            By: /s/ KEVIN S. MCFADDEN
                                               ---------------------------
                                            Name: Kevin S. McFaddden
                                                 -------------------------
                                            Title: Vice President
                                                  ------------------------


Lending Offices:
Base Rate Loans:
135 South LaSalle Street
Suite 625
Chicago, Illinois 60674-9135
Attn.: Loan Administration

Eurocurrency Loans:
135 South LaSalle Street Suite 625
Chicago, Illinois 60674-9135
Attn.: Loan Administration